EXHIBIT 3.8

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ARTICLES OF AMENDMENT

OF

MBS, INC.

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment regarding the name of the corporation.

1.	The name of the corporation is MBS, Inc.

2.	Article I is amended to read:

“ARTICLE I
The name of the corporation is PGI Alfalfa, Inc.”

3.	The above-reference amendment was duly adopted by the board of directors on June 11, 2000.

4.	The above-referenced amendment was unanimously adopted by the shareholders on June 11, 2000. Six Hundred Sixty Eight and Eight Tonth (668.8) shares voted for the amendment and zero (0) shares voted against the amendment. The number of shares cast for the amendment was sufficient for approval by the shareholders.

Dated: June 11, 2000.

PGI ALFALFA, INC. f/k/a MBS, INC.

	By:	/s/Bruce Schwering

Bruce Schwering, President

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ARTICLES OF AMENDMENT
OF
MIKE BRAYTON SEEDS, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to section 1006 of the Iowa Business Corporation Act, the undersigned corporation, presently known as

     Mike Brayton Seeds, Inc.,

adopts the following amendment to the corporation’s Articles of Incorporation:

          Article I, which states, “The name of the corporation is Mike Brayton Seeds, Inc.,” is deleted, and shall hereafter state as follows:

ARTICLE I
The name of the corporation is MBS, Inc.

The foregoing amendment was adopted on September 10, 1991, in accordance with the Iowa Business Corporation Act.

     The amendment was approved by the shareholders as follows :

1.	The shareholder designations are: Class A voting stock and class B non-voting stock.

2.	The number of shares outstanding are: Class A, 572 shares; Class B, 36 shares.

3.	The number of votes entitled to be cast are: Class A, 572 shares; Class B, 0 shares.

4.	The number of votes represented at the shareholder meeting are: Class A, 572 shares; Class B, 36 shares.

5.	The number of undisputed votes cast on the amendment were: Class A, 572 votes for the amendment and no votes against.

     Done this 10 day of September, 1991, at Ames, Iowa.

MBS, Inc.

/s/ DAVID H. SMITH

DAVID H. SMITH, President

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Fee $ 2.50

ARTICLES OF INCORPORATION

OF

MIKE BRAYTON SEEDS, INC.

     We, the undersigned persons, acting as incorporators of a corporation organized under the Iowa Business Corporation Act, Chapter 496A, Iowa Code (1962), hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE I.

     The name of the corporation is Mike Brayton Seeds, Inc.

ARTICLE II.

     The corporation shall have unlimited power to engage in, and to do any lawful act concerning, any and all lawful business for which corporations may be organized under this act. The corporate existence of the corporation shall commence June 30, 1964.

ARTICLE III.

     The aggregate number of shares which the corporation shall have authority to issue is 1500 shares having a par value of $100.00 each.

ARTICLE IV.

     The address of the initial registered office of the corporation is 430 N. Franklin Avenue, in the City of Ames, Story County, Iowa, and the name of its initial registered agent at such address is E. L. Brayton.

ARTICLE V.

     All conveyances and mortgages of real property made by the corporation shall be executed by the president and countersigned by the secretary with an impression of the corporate seal attached, if the corporation has a seal, and all releases of mortgages, liens, judgments and other claims that are required by law to be made of record may be executed by the president, vice-president or secretary of the corporation.

ARTICLE VI.

     The number of directors constituting the initial board of directors is two and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

E. L. Brayton	John H. Brayton
430 N. Franklin Ave.	1921 Wilson Ave.
Ames, Iowa	Ames, Iowa

ARTICLE VII

     The name and address of each incorporator is:

E. L. Brayton	John H. Brayton
430 N. Franklin Ave.	1921 Wilson Ave.
Ames, Iowa	Ames, Iowa

     Signed at Ames, Iowa this 20th day of June, 1964.

-	/s/ E. L. Brayton

E. L. Brayton

/s/ John H. Brayton

John H. Brayton

Incorporators

STATE OF IOWA	)
	)	SS
COUNTY OF STORY	)

     On this 20th day of June, 1964, before me, Donald L. Smith, personally appeared E. L. Brayton and John H. Brayton, to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and acknowledged that they executed the same as their voluntary act and deed.

/s/ Donald L. Smith

Donald L. Smith, Notary Public in and for
Story County, Iowa

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